UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2009
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(e) On July 8, 2009, JetBlue Airways Corporation (the “Company”, we or us) and Mr. David Barger, our President and Chief Executive Officer agreed to amend Mr. Barger’s employment contract to extend his term of employment for an additional two years, through February 11, 2013. In connection with the amendment, Mr. Barger will also receive a salary increase to $600,000 per year, effective as of February 1, 2009, and a supplemental grant of restricted stock units with a fair market value of $250,000 on the date of grant (which will occur on the Company’s next regularly scheduled grant date in mid-August 2009). The remaining terms of his employment agreement are unchanged. The Compensation Committee of the Board of Directors of the Company approved these changes to Mr. Barger’s employment agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)
Date: July 14, 2009	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief
Accounting Officer (principal accounting officer)